EXHIBIT 10.9(B)

Memorandum of Understanding Regarding Cooperation Project

between ChinaSat & WorldSpace

Cooperation parties:

China Telecommunications Broadcast Satellite Corp.

Address: No. 42, Xue Yuan Lu, Hai Dian District 100083 China

WorldSpace Corporation

Address: 2400 N Street, NW, Washington, D.C. 20037 USA

1.	In order to develop the market outside of China, the two parties agree that a joint venture will be established in a third area to lease channels of AsiaStar NE beam to clients outside of China. ChinaSat will get 10% of the leasing revenues, WorldSpace will get 90%.

2.	This Agreement covers AsiaStar NE beam space segment leasing business and technical management on the uplink system and network management. This Agreement does not include the information content production and information service as well as any revenues derived to WorkdSpace from the above two services, such as the revenue from content, advertisement and subscription service.

3.	If the lease arrangement is below the standard one, other fees such as sharing of advertisement and subscription revenues from broadcasters may be included as compensation.

4.	WorldSpace will work with ChinaSat to determine from time to time based on business considerations the allocation of capacity to multimedia, audio and other types of broadcast services.

5.	ChinaSat shall obtain the operation licence as soon as possible. Anytime the operation is stopped due to the non-obtaining of the licence, ChinaSat shall handle the contributed uplink system according to WorldSpace’s request.

6.	Any public promotion in the media (including news release) shall be subject to the approval of the other party.

7.	WorldSpace agrees that ChinaSat has the right to close down a certain domestic processed uplink station of AsiaStar NE as requested by the Chinese government when necessary.

As for the processed uplink stations of AsiaStar NE outside of China, identity codes should be added in order to make their contents not to be received by China receivers. If an identifier is not added, ChinaSat will request WorldSpace to close down the station. WorldSpace corporation will conduct due diligence and inform ChinaSat of the appropriate actions WorldSpace takes.

Detailed procedure will be discussed between two parties later on.

This Memorandum of Understanding is an integral part of the Cooperation Agreement signed by both parties on. August 8, 2000.

WorldSpace Corporation		China Telecommunications Broadcast Satellite Corp.

By:	/s/ Noah Samara	By:	/s/ Signature in Chinese
Noah Samara

Date:	8 August 2000	Date:	8/8-2000

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